Exhibit 5.2

Potter Anderson & Corroon LLP 1313 N. Market Street, 6th Floor Wilmington, DE 19801-6108 302.984.6000 potteranderson.com

May 17, 2024

WarnerMedia Holdings, Inc.

230 Park Avenue South

New York, NY 10003

RE:	WarnerMedia Holdings, Inc.

Ladies and Gentlemen:

We have acted as Delaware counsel for (i) WarnerMedia Holdings, Inc., a Delaware corporation (the “Issuer”), (ii) Warner Bros. Discovery, Inc., a Delaware corporation (“WBD”; the Issuer and WBD, each, a “Corporation,” and collectively, the “Corporations”), and (iii) Discovery Communications, LLC, a Delaware limited liability company (“DCL”, and together with each Corporation, a “Delaware Party,” and collectively, the “Delaware Parties”), in connection with that certain Registration Statement on Form S-3 (File No. 333-264453) (the “Registration Statement”); the Prospectus Supplement, dated May 14, 2024 (the “Prospectus Supplement”), to the Prospectus, dated April 22, 2022, of the Issuer, filed with the United States Securities and Exchange Commission (the “SEC”) relating to the issuance and sale by the Issuer of €650,000,000 aggregate principal amount of its 4.302% Senior Notes due 2030 (the “2030 Notes”) and €850,000,000 aggregate principal amount of its 4.693% Senior Notes 2033 (the “2033 Notes” and, together with the 2030 Notes, the “Senior Notes”), to be issued under that certain Indenture, dated as of March 10, 2023 (the “Base Indenture”), by and among the Issuer, WBD, as parent guarantor (the “Parent Guarantor”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by that certain Second Supplemental Indenture, dated as of May 17, 2024, by and among the Issuer, WBD, as Parent Guarantor, DCL and Scripps Networks Interactive, Inc. (“Scripps”), as subsidiary guarantors (Scripps, DCL, and WBD together, the “Guarantors”), Elavon Financial Services DAC, UK Branch, as paying agent, and the Trustee (the “Second Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Senior Notes will be fully and unconditionally guaranteed on an unsecured unsubordinated basis by the Guarantors pursuant to the Indenture. This opinion is being provided to you at your request. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Indenture.

WarnerMedia Holdings, Inc.

May 17, 2024

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies or forms otherwise proved to our satisfaction, of the following:

(a) certain organizational documents for each of the Delaware Parties as set forth on Schedule A hereto;

(b) the Base Indenture;

(c) The Second Supplemental Indenture;

(d) the Resolutions of the Board of Directors of WBD adopted on October 3, 2023 and the Resolutions of the Board of Directors of WBD adopted by unanimous written consent on May 3, 2024 (collectively, the “WBD Resolutions”);

(e) the Written Consent of the Management Committee of DCL dated March 2, 2023 and the Unanimous Written Consent of the Management Committee of DCL dated November 8, 2023 (collectively, the “DCL Consents”);

(f) the Written Consent of the Management Committee of DCL, dated May 9, 2024 (the “DCL Ratifying Consent”);

(g) the Unanimous Written Consent of the Board of Directors of the Issuer, dated May 9, 2024 (the “Issuer Consent;” the WBD Resolutions, the DCL Consents, DCL Ratifying Consent and the Issuer Consent, collectively, the “Resolutions”);

(h) one or more certificates of one or more officers and/or directors and/or managers and/or members of each of the Delaware Parties, dated as of the date hereof, regarding certain matters and documents (the “Officers’ Certificates”); and

(i) a certificate of good standing for each of the Delaware Parties obtained from the Secretary of State of the State of Delaware (the “Secretary of State”) as of a recent date.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we have assumed to be true, complete, and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies or drafts conform to the originals of those documents.

WarnerMedia Holdings, Inc.

May 17, 2024

For purposes of this opinion, we have assumed (i) the legal capacity of all natural persons who are signatories to the documents examined by us, (ii) except to the extent set forth in opinion paragraphs 1 and 2 below, the due organization or due formation, as the case may be, and valid existence and good standing of each party to the documents examined by us, (iii) except to the extent set forth in opinion paragraphs 3 and 4 below, that each party to the documents examined by us has all necessary power and authority to enter into and deliver such documents and to perform its respective obligations thereunder, (iv) except to the extent set forth in opinion paragraphs 5 and 6 below, the due authorization, execution, and delivery by all parties thereto of all documents examined by us (including, without limitation, the execution of the Certificate of Formation and each Certificate of Merger by an “authorized person” (within the meaning of the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq. (the “LLC Act”))), (v) that each of the documents reviewed by us constitutes the legal, valid, and binding obligation of each of the parties thereto, and is enforceable against each of the parties thereto in accordance with its terms, (vi) that the documents examined by us set forth the entire understanding among the parties thereto with respect to the subject matter thereof, are in full force and effect, and have not been amended, revoked, or modified (except as herein referenced), (vii) that any amendment or restatement of any document examined by us has been accomplished in accordance with, and was permitted by, the relevant provisions of such document prior to such amendment or restatement, (viii) that no steps have been taken to dissolve or terminate DCL and no event of dissolution has occurred with respect to DCL, (ix) that the Indenture and each Delaware Party’s performance thereunder, including the execution and delivery thereof, are necessary and convenient to the conduct, promotion and attainment of the business of such Delaware Party, and that WBD directly or indirectly owns all of the outstanding stock or limited liability company interests, as applicable, of the Issuer and DCL; and (x) that prior to the filing of the Certificate of Conversion, (A) Discovery Communications, Inc. was duly incorporated, validly existing and in good standing, and (B) the conversion of Discovery Communications, Inc. into DCL and the LLC Agreement were approved in the manner provided for by (X) the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of Discovery Communications, Inc. and the conduct of its business, and (Y) applicable law (including the laws of the State of Delaware), each as in effect immediately prior to such filing.

This opinion is limited to the laws of the State of Delaware (excluding tax, insurance, antitrust, emergency, securities and blue sky laws of the State of Delaware and rules, regulations, orders and decisions related thereto), and we have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations, and orders thereunder that are currently in effect. Our opinions are rendered only as of the date hereof, and we expressly disclaim any obligation to update such opinions with regard to changes in law or events occurring after the date hereof. We have not participated in the preparation of any offering material relating to the Delaware Parties, and we assume no responsibility for the contents of any such material.

WarnerMedia Holdings, Inc.

May 17, 2024

Based upon the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that, under Delaware law:

1. Each of the Corporations is duly incorporated, validly existing, and in good standing as a corporation under the General Corporation Law of the State of Delaware (the “DGCL”).

2. DCL is duly formed, validly existing, and in good standing as a limited liability company under the LLC Act.

3. Under the DGCL, and the applicable Organizational Documents, each of the Corporations has the necessary corporate power and authority to execute, deliver, and perform its obligations under the Indenture.

4. Under the LLC Act, and the applicable Organizational Documents, DCL has the necessary limited liability company power and authority to execute, deliver, and perform its obligations under the Indenture.

5. Each of the Corporations (a) has taken all necessary corporate action to authorize the execution and delivery of, and performance of its obligations under, the Indenture, and (b) has duly executed and delivered the Indenture.

6. DCL (a) has taken all necessary limited liability company action to authorize execution and delivery of, and performance of its obligations under, the Indenture, and (b) has duly executed and delivered the Indenture.

7. The execution and delivery by each Delaware Party of the Indenture, as applicable, and the performance of its obligations thereunder, do not (a) result in a breach or violation of the Organizational Documents of such Delaware Party, (b) violate the laws of the State of Delaware applicable to such Delaware Party, or (c) require any consents (other than the Resolutions) under the DGCL or the LLC Act, as applicable.

The opinions in this letter are subject to the following assumptions, qualifications, limitations and exceptions, in addition to those above:

We express no opinion (a) as to the Uniform Commercial Code or as to whether any filings may be required thereunder in connection with any of the documents examined by us; (b) as to any person’s or entity’s ownership of, title to, or interests in any property, (c) with respect to principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), or (d) as to any document that is referred to or incorporated by reference into any document reviewed by us. Our opinions in numbered paragraphs 5 and 6 above regarding execution and delivery are based solely on the Officers’ Certificates.

In connection with the foregoing, we hereby consent to your reliance upon this opinion as to matters of Delaware law. We also consent to the reliance upon this opinion as to matters of Delaware law of Debevoise & Plimpton LLP (“Debevoise”) in connection with any opinions rendered by Debevoise on or about the date hereof in connection with the Prospectus Supplement and the Indenture and the transactions contemplated thereby. Without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

WarnerMedia Holdings, Inc.

May 17, 2024

Furthermore, we consent to the filing of this opinion with the SEC as an exhibit to WBD’s Current Report on Form 8-K filed on May 17, 2024, incorporated by reference in the Registration Statement,

and to the use of our name in the Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters”. In giving the foregoing consent, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 and the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

TAM/AGF/PLM

Schedule A

1.	the Certificate of Incorporation of Issuer as filed with the Secretary of State on May 14, 2021;

2.	the Certificate of Amendment to Certificate of Incorporation of the Issuer, as filed with the Secretary of State on May 28, 2021;

3.	the Certificate of Amendment to Certificate of Incorporation of the Issuer, as filed with the Secretary of State on June 1, 2021;

4.	the Amended and Restated Certificate of the Issuer, as filed with the Secretary of State on April 7, 2022;

5.

the Certificate of Merger of Drake Subsidiary, Inc., (a Delaware corporation) with and into Magallanes, Inc., (a Delaware corporation), as filed with the Secretary of State on April 8, 2022 and effective at 5:02 p.m. Eastern Time on April 8, 2022 (including the Second Amended and Restated Certificate of Incorporation attached as Exhibit A thereto, the “Second A&R Issuer Certificate”);

6.

the Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Issuer, as filed with the Secretary of State on April 14, 2022 (together with the Second A&R Issuer Certificate, the “First Issuer Amendment”);

7.

the State of Delaware Certificate of Change of Registered Agent and/or Registered Office, as filed with the Secretary of State on April 10, 2023 (together with the Second A&R Issuer Certificate and the First Issuer Amendment, collectively, the “Certificate of Incorporation of the Issuer”);

8.	the Amended and Restated Bylaws of the Issuer as adopted on April 8, 2022 (together with the Certificate of Incorporation of Issuer, the “Organizational Documents” of the Issuer);

9.	the Certificate of Incorporation of WBD, as filed with the Secretary of State on April 28, 2008;

10.	the Restated Certificate of Incorporation of WBD, as filed with the Secretary of State on September 17, 2008;

11.	the State of Delaware Certificate of Change of Registered Agent and/or Registered Office relating to WBD, as filed with the Secretary of State on June 3, 2014;

12.	the Certificate of Designation of Series A Junior Participating Preferred Stock of WBD, as filed with the Secretary of State on September 17, 2008;

13.	the Certificate of Designation of Series B Junior Participating Preferred Stock of WBD, as filed with the Secretary of State on September 17, 2008;

14.	the Certificate of Designation of Series C Junior Participating Preferred Stock of WBD, as filed with the Secretary of State on September 17, 2008;

15.	the Certificate of Designation of Series A-1 Convertible Participating Preferred Stock of WBD, as filed with the Secretary of State on August 7, 2017;

16.	the Certificate of Designation of Series C-1 Convertible Participating Preferred Stock of WBD, as filed with the Secretary of State on August 7, 2017;

17.	the Certificate of Amendment of Certificate of Incorporation of WBD, as filed with the Secretary of State on March 6, 2018;

18.	the State of Delaware Certificate of Change of Registered Agent and/or Registered Office relating to WBD, as filed with the Secretary of State on February 25, 2021;

19.

the Second Restated Certificate of Incorporation of WBD, as filed with the Secretary of State on April 8, 2022 effective as of 5:00 p.m. Eastern Time on April 8, 2022 (including Exhibit A attached thereto, the “Second Restated Certificate of Incorporation of WBD”);

20.

the State of Delaware Certificate of Change of Registered Agent and/or Registered Office relating to WBD, as filed with the Secretary of State on December 7, 2022 (together with the Second Restated Certificate of Incorporation of WBD, the “Certificate of Incorporation of WBD”);

21.	the Amended and Restated Bylaws of WBD, as amended and restated as of May 9, 2023 (together with the Certificate of Incorporation of WBD, the “Organizational Documents” of WBD);

22.	the Certificate of Incorporation of Discovery Communications, Inc., a Delaware Close Corporation, as filed with the Secretary of State on April 12, 1991;

23.

the Certificate of Ownership and Merger Merging Cable Educational Network, Inc., a Maryland Corporation, with and into Discovery Communications, Inc., a Delaware Close Corporation, as filed with the Secretary of State on November 26, 1991;

24.

the Certificate of Ownership and Merger Merging The Learning Channel, Inc., a Delaware Corporation, with and into Discovery Communications, Inc., a Delaware Close Corporation, as filed with the Secretary of State on December 15, 1993;

25.	the Certificate of Ownership and Merger Merging Your Choice TV, Inc. into Discovery Communications, Inc., as filed with the Secretary of State on December 19, 1997;

26.	the Certificate of Change of Location of Registered Office and Registered Agent of Discovery Communications, Inc., as filed with the Secretary of State on April 29, 1999;

27.	the Certificate of Ownership and Merger Merging Discovery Health Media, Inc. into Discovery Communications, Inc., as filed with the Secretary of State on April 20, 2000;

28.	the Certificate of Ownership and Merger Merging Project Discovery, Inc. into Discovery Communications, Inc., as filed with the Secretary of State on December 29, 2000;

29.	the Certificate of Amendment to Certificate of Incorporation of Discovery Communications, Inc., as filed with the Secretary of State on September 21, 2001;

30.	the Certificate of Ownership and Merger Merging Discovery.com, Inc. into Discovery Communications, Inc., as filed with the Secretary of State on December 31, 2001;

31.	the Certificate of Change of Registered Agent and Registered Office relating to Discovery Communications, Inc., as filed with the Secretary of State on July 26, 2002;

32.	the Certificate of Amendment of Certificate of Incorporation of Discovery Communications, Inc. (a Delaware Close Corporation), as filed with the Secretary of State on June 23, 2003;

33.	the Certificate of Conversion to Limited Liability Company of Discovery Communications, Inc. to DCL, as filed with the Secretary of State on May 14, 2007 (the “Certificate of Conversion”);

34.	the Certificate of Formation of DCL, as filed with the Secretary of State on May 14, 2007 (the “Initial Certificate of Formation”);

35.	the State of Delaware Certificate of Amendment relating to DCL, as filed with the Secretary of State on February 4, 2008 (the “First DCL Amendment”);

36.	the Certificate of Merger of Discovery Europe, LLC with and into DCL, as filed with the Secretary of State on October 11, 2011 (the “First DCL Merger”);

37.

the Certificate of Merger of Discovery Kids North America, Inc. (a Delaware corporation) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on December 23, 2019 (the “Second DCL Merger”);

38.

the Certificate of Merger of Discovery New York, Inc. (a Delaware corporation) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on December 23, 2019 (the “Third DCL Merger”);

39.

the Certificate of Merger of Discovery 3D Holding, Inc. (a Delaware corporation) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on December 23, 2019 (the “Fourth DCL Merger”);

40.

the Certificate of Merger of Discovery World Television, Inc. (a Maryland corporation) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on September 14, 2020 (the “Fifth DCL Merger”);

41.

the Certificate of Merger of Discovery Publishing, Inc. (a Delaware corporation) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on September 14, 2020 (the “Sixth DCL Merger”);

42.

the State of Delaware Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Liability Company relating to DCL, as filed with the Secretary of State on January 11, 2021 (the “Second DCL Amendment”);

43.

the Certificate of Merger of Discovery Communications Ventures, LLC (a Delaware limited liability company) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on September 28, 2021 and effective at 12:01 a.m. EDT on September 30, 2021 (the “Seventh DCL Merger”);

44.

the Certificate of Merger of Discovery Civilization North America, Inc. (a Delaware corporation) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on September 28, 2021 and effective at 12:01 a.m. EDT on September 30, 2021 (the “Eighth DCL Merger”);

45.

the Certificate of Merger of Discovery Patent Licensing, LLC (a Delaware limited liability company) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on September 28, 2021 and effective at 12:01 a.m. EDT on September 30, 2021 (the “Ninth DCL Merger”);

46.

the Certificate of Merger of Discovery Health North America, Inc. (a Delaware corporation) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on September 28, 2021 and effective at 12:01 a.m. EDT on September 30, 2021 (the “Tenth DCL Merger”);

47.

the Certificate of Merger of Discovery SC Investment, Inc. (a Delaware corporation) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on September 28, 2021 and effective at 12:01 a.m. EDT on September 30, 2021 (the “Eleventh DCL Merger”);

48.

the Certificate of Merger of Beacon Solutions, Inc. (a Delaware corporation) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on February 18, 2022 and effective as 12:01 a.m. EDT on February 28, 2022 (the “Twelfth DCL Merger;” the First DCL Merger, the Second DCL Merger, the Third DCL Merger, the Fourth DCL Merger, the Fifth DCL Merger, the Sixth DCL Merger, the Seventh DCL Merger, the Eighth DCL Merger, the Ninth DCL Merger, the Tenth DCL Merger, the Eleventh DCL Merger, and the Twelfth DCL Merger, each, a “Certificate of Merger”);

49.

the State of Delaware Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Liability Company relating to DCL, as filed in the office of the Secretary of State on March 9, 2023 (the “Third DCL Amendment”; the Initial Certificate of Formation, the First DCL Amendment, the Second DCL Amendment, and the Third DCL Amendment, collectively, the “Certificate of Formation”); and

50.

the Amended and Restated Limited Liability Company Agreement of DCL, dated as of March 9, 2021 (including Exhibit A thereto, the “LLC Agreement”), by Discovery Communications Holding, LLC, as the sole member (the Certificate of Formation, each Certificate of Merger, and the LLC Agreement, collectively, the “Organizational Documents” of DCL).